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                                                                    EXHIBIT 3.26

                           ARTICLES OF INCORPORATION
                            (PREPARE IN TRIPLICATE)

                         COMMONWEALTH OF PENNSYLVANIA
                   DEPARTMENT OF STATE - CORPORATION BUREAU
               308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120



PLEASE INDICATE (CHECK ONE) TYPE
CORPORATION

[X]   DOMESTIC BUSINESS CORPORATION                         FEE
                                                          $75.00
[_]   DOMESTIC BUSINESS CORPORATION
      A CLOSE CORPORATION - COMPLETE BACK

[_]   DOMESTIC PROFESSIONAL CORPORATION
      ENTER BOARD LICENSE NO.

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010  NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS
     EXEMPT UNDER 15 P.S. 2908 B)
     Pennsylvania Media Associates, Inc.

011  ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA
         (P.O. BOX NUMBER NOT ACCEPTABLE)
      c/o Timothy M. Slavish, One Riverfront Center

012  CITY        033 COUNTY    013 STATE       064 ZIP CODE
     Pittsburgh  Allegheny     Pennsylvania    15222
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050  EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

   The corporation is formed pursuant to the Pennsylvania Business Corporation Law of 1988 for the purpose of engaging in any and all lawful business for which corporations may be incorporated under said law.

(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
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The Aggregate Number of Shares, Classes of Shares and Par Value of Shares
Which the Corporation Shall have Authority to Issue:

040  Number and Class of Shares                  041  Stated Par Value Per
     1,000 shares common                         Share if Any      None

042  Total Authorized Capital                    031  Term of Existence
            N/A                                         perpetual
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The Name and Address of Each Incorporator, and the Number and Class of Shares
Subscribed to by each Incorporator
                           061, 062
060  Name                  063, 064  Address  (Street, City, State, Zip Code)
                           Number and Class of Shares
                           N/A
Timothy M. Slavish         One Riverfront Center, Pittsburgh, PA  15222


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                       (ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
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IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE
ARTICLES OF INCORPORATION
THIS 9TH DAY OF JANUARY   19 90.
     ---        --------     ---

        /s/ Timothy M. Slavish
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Timothy M. Slavish

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030  FILED                        002  CODE         003  REV BOX   SEQUENTIAL NO.      100 MICROFILE NUMBER
     JAN 11 1990                                                                            90011228

          /S/                    REVIEWED BY        004  SICC         AMOUNT        001 CORPORATION NUMBER
Christopher A. Lewis
                                 DATE APPROVED                       $                      1546025

Secretary of Commonwealth        DATE REJECTED      CERTIFY TO     INPUT BY         LOG IN    LOG IN (REFILE)
                                                    [_]  REV.
Department of State              MAILED BY   DATE   [_]  L & I     VERIFIED BY      LOG OUT   LOG OUT (REFILE)
Commonwealth of Pennsylvania                        [_]  OTHER
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